WRITTEN CONSENT OF DIRECTORS
                       TO CORPORATE ACTION WITHOUT MEETING
                           BY MAXIMUM DYNAMICS, INC.,
                             a Colorado corporation

         The undersigned are the members of the Board of Directors of Maximum Dynamics, Inc., a Colorado corporation ("Corporation"), and hereby consent, by this writing, to take the following action, to adopt the following resolutions, and to transact the following business of this Corporation:

         RESOLVED, that the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to issue S-8 registered shares of Common Stock to Paul Stabnow, Franco Maccioni, Johannes Clausen, Motsamai Nduna, Thobeka Mafuduka, Mpilo Mdakane, T'Christopher Gardener, Dingindawo Paulus Shongwe, Mpumelelo Tshume, Sindiswa Mzamo, Andile Mbeki, Patricia Terhorst-Davis, Troy Lynette, Ernesto Angel, Jesus Romero, Victor Angel, Ruben Garduno, Raymond Ng Pan Hing, Derek Smith, Cassim Motala, Lawrence Mavundula, Oliver Chifadza, Renier Richter, Shilela Malatjie, Philip Meyer, Andrew Shaun Bremer, Siza Mhlanga, Pam Grant, Marcus Otsile Mogakwe, D.Walter Mpanza, Saneid Thwala, Rob Packham, Sooren Ramdenee, Vuyo Mkhize, Deon Katzen, Justin Kulik, and Constance Maccioni as payment for wages and services.

         RESOLVED, FURTHER, that the Board of Directors hereby authorizes that 75,000 shares of S-8 registered Common Stock be issued to Paul Stabnow as payment for wages; that 25,000 shares of S-8 registered Common Stock be issued to Franco Maccioni as payment for wages; that 50,000 shares of S-8 registered Common Stock be issued to Johannes Clausen as payment for wages; that 50,000 shares of S-8 registered Common Stock be issued to Motsamai Nduna as payment for wages; that 50,000 shares of S-8 registered Common Stock be issued to Thobeka Mafuduka as payment for wages; that 100,000 shares of S-8 registered Common Stock be issued to Mpilo Mdakane as payment for wages; that 25,000 shares of S-8 registered Common Stock be issued to T'Christopher Gardener as payment for wages; that 100,000 shares of S-8 registered Common Stock be issued to Dingindawo Paulus Shongwe as payment for services; that 100,000 shares of S-8 registered Common Stock be issued to Mpumelelo Tshume as payment for services; that 100,000 shares of S-8 registered Common Stock be issued to Sindiswa Mzamo as payment for services; that 100,000 shares of S-8 registered Common Stock be issued to Andile Mbeki as payment for services; that 50,000 shares of S-8 registered Common Stock be issued to Patricia Terhorst-Davis as payment for services; that 50,000 shares of S-8 registered Common Stock be issued to Troy Lynette as payment for services; that 450,000 shares of S-8 registered Common Stock be issued to Ernesto Angel as payment for services; that 400,000 shares of S-8 registered Common Stock be issued to Jesus Romero as payment for services; that 300,000 shares of S-8 registered Common Stock be issued to Victor Angel as payment for services; that 75,000 shares of S-8 registered Common Stock be issued to Ruben Garduno as payment for services; that 100,000 shares of S-8 registered Common Stock be issued to Raymond Ng Pan Hing as payment for services; that 100,000 shares of S-8 registered Common Stock be issued to Derek Smith as payment for services; that 75,000 shares of S-8 registered Common Stock be issued to Cassim Motala as payment for services; that 50,000 shares of S-8 registered Common Stock be issued to Lawrence Mavundula as payment for services; that 50,000 shares of S-8 registered Common Stock be issued to Oliver Chifadza as payment for services; that 50,000 shares of S-8 registered Common Stock be issued to Renier Richter as payment for services; that 25,000 shares of S-8 registered Common Stock be issued to Siza Mhlanga as payment for services; that 50,000 shares of S-8 registered Common Stock be issued to Shilela Malatjie as payment for services; that 25,000 shares of S-8 registered Common Stock be issued to Philip Meyer as payment for services; that 25,000 shares of S-8 registered Common Stock be issued to Andrew Shaun Bremer as payment for services; that 75,000 shares of S-8 registered Common Stock be issued to Pam Grant as payment for services; that 25,000 shares of S-8 registered Common Stock be issued to Marcus Otsile Mogakwe as payment for services; that 25,000 shares of S-8 registered Common Stock be issued to D.Walter Mpanza as payment for services; that 20,000 shares of S-8 registered Common Stock be issued to Saneid Thwala as payment for services; that 25,000 shares of S-8 registered Common Stock be issued to Rob Packham as payment for services; that 25,000 shares of S-8 registered Common Stock be issued to Sooren Ramdenee as payment for services; that 50,000 shares of S-8 registered Common Stock be issued to Vuyo Mkhize as payment for services; that 75,000 shares of S-8 registered Common Stock be issued to Deon Katzen as payment for services; and that 1,150,000 shares of S-8 registered Common Stock be issued to Constance Maccioni as payment for services.


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         RESOLVED, FURTHER, that the Company undertake the necessary actions to get these 4,120,000 shares of Common Stock registered as S-8 stock.

         RESOLVED, that the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to issue unregistered shares of Common Stock to Eric Majors, Joshua Wolcott, Franco Maccioni,, Johannes Clausen, Motsamai Nduna, Thobeka Mafuduka, Mpilo Mdakane, Dingindawo Paulus Shongwe, Mpumelelo Tshume, Sindiswa Mzamo, Andile Mbeki, Patricia Terhorst-Davis, Troy Lynette, Raymond Ng Pan Hing, Derek Smith, Cassim Motala, Lawrence Mavundula, Oliver Chifadza, Renier Richter, Shilela Malatjie, Philip Meyer, Andrew Shaun Bremer, Rob Packham, Sooren Ramdenee, Vuyo Mkhize, Deon Katzen, Justin Kulik, Jay and Associates, Phill Foster and Jerry Schempp as payment for wages and services.

         RESOLVED, FURTHER, that the Board of Directors hereby authorizes that 200,000 shares of restricted Common Stock be issued to Eric Majors as payment for wages; that 200,000 shares of restricted Common Stock be issued to Joshua Wolcott as payment for wages; that 100,000 shares of restricted Common Stock be issued to Franco Maccioni as payment for wages; that 100,000 shares of restricted Common Stock be issued to Johannes Clausen as payment for wages; that 1,000,000 shares of restricted Common Stock be issued to Motsamai Nduna as payment for wages; that 100,000 shares of restricted Common Stock be issued to Thobeka Mafuduka as payment for wages; that 100,000 shares of restricted Common Stock be issued to Mpilo Mdakane as payment for wages; that 150,000 shares of restricted Common Stock be issued to Dingindawo Paulus Shongwe as payment for services; that 150,000 shares of restricted Common Stock be issued to Mpumelelo Tshume as payment for services; that 150,000 shares of restricted Common Stock be issued to Andile Mbeki as payment for services; that 150,000 shares of restricted Common Stock be issued to Sindiswa Mzamo as payment for services; that 75,000 shares of restricted Common Stock be issued to Patricia Terhorst-Davis as payment for services; that 50,000 shares of restricted Common Stock be issued to Troy Lynette as payment for services; that 100,000 shares of restricted Common Stock be issued to Raymond Ng Pan Hing as payment for services; that 100,000 shares of restricted Common Stock be issued to Derek Smith as payment for services; that 100,000 shares of restricted Common Stock be issued to Cassim Motala as payment for services; that 50,000 shares of restricted Common Stock be issued to Lawrence Mavundula as payment for services; that 50,000 shares of restricted Common Stock be issued to Oliver Chifadza as payment for services; that 50,000 shares of restricted Common Stock be issued to Renier Richter as payment for services; that 50,000 shares of restricted Common Stock be issued to Shilela Malatjie as payment for services; that 25,000 shares of restricted Common Stock be issued to Philip Meyer as payment for services; that 25,000 shares of restricted Common Stock be issued to Andrew Shaun Bremer as payment for services; that 25,000 shares of restricted Common Stock be issued to Rob Packham as payment for services; that 25,000 shares of restricted Common Stock be issued to Sooren Ramdenee as payment for services; that 50,000 shares of restricted Common Stock be issued to Vuyo Mkhize as payment for services; that 100,000 shares of restricted Common Stock be issued to Deon Katzen as payment for services; that 50,000 shares of restricted Common Stock be issued to Justin Kulik as payment for services; that 500,000 shares of restricted Common Stock be issued to Jay and Associates as payment for services; that 91,875 shares of restricted Common Stock be issued to Phill Foster as payment for services; and that 137,812 shares of restricted Common Stock be issued to Jerry Schempp as payment for services.

         RESOLVED, FURTHER, that the Company undertake the necessary actions to get these 3,904,687 restricted shares of Common Stock issued.

         This consent is executed pursuant to the applicable provisions of the Colorado General Corporation Law and is to be filed with the minutes of proceedings of the Board of Directors of this Corporation.

November 31, 2003                           /s/ Eric Majors
                                            --------------------------
                                            Eric Majors, Director

November 31, 2003                           /s/ Joshua Wolcott
                                            --------------------------
                                            Joshua Wolcott, Director

November 31, 2003                           /s/ Paul Stabnow
                                            --------------------------
                                            Paul Stabnow, Director